                                                                      Exhibit 11



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 10 to the Registration Statement No. 333-53477 on Form S-6 of our report dated March 26, 2007, relating to the financial statements of General American Separate Account Eleven and the use of our report dated April 11, 2007, relating to the consolidated financial statements of General American Life Insurance Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for defined benefit pension and other postretirement plans, and for certain non-traditional long duration contracts and separate accounts as required by new accounting guidance which the Company adopted on December 31, 2006, and January 1, 2004, respectively), both appearing in the Prospectus Supplement, which is part of such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Prospectus Supplement, which is a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants

Tampa, Florida
April 20, 2007